Exhibit 10.63


ALL RIGHTS TO RECEIVE PAYMENTS UNDER THIS NOTE ARE SUBJECT TO A SUBORDINATION AGREEMENT AMONG WTC INDUSTRIES, INC., ROBERT C. KLAS, SR. AND U.S. BANK NATIONAL ASSOCIATION.

                                 PROMISSORY NOTE


PRINCIPAL AMOUNT: $750,000          DATE: APRIL 1, 2001

         FOR VALUE RECEIVED, the undersigned, WTC Industries, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Robert C. Klas, Sr. (the "Lender") the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000), together with interest on the unpaid principal balance from the date hereof at a per annum rate of two percent (2%) plus the Prime rate.

         1. Payments.

              1.1 Principal hereunder shall be due and payable on May 1, 2002. Interest shall be payable monthly on the last day of each month. All payments of principal and/or interest under this Note will be made in lawful money of the United States in immediately available funds or the equivalent at the following address: 150 Marie Avenue East, West St. Paul, Minnesota 55118-4000, or at such other address as the Lender may designate in writing.

              1.2 The Company may prepay all or any part of the principal amount hereof at any time or from time to time, without penalty or premium. All payments made hereunder shall be applied first to accrued but unpaid interest, and then to reduce the principal balance owing on this Note. The acceptance by the Lender of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any remedy of the Lender, at that time or at any subsequent time.

              1.3 Notwithstanding anything herein to the contrary, in no event shall the interest paid hereunder exceed the maximum amount permissible under applicable law. If interest would otherwise be payable to the Lender in excess of the maximum lawful amount, the interest payable to the Lender shall be reduced to the maximum amount permitted under applicable law; and in the event that the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the Company.

         2. Subordination.

         The indebtedness evidenced by this Note shall be junior and subordinate to any indebtedness now existing or hereafter incurred by the Company to any bank or financial

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institution. The Holder agrees that if a financial institution extends credit to the Company, the Holder will execute and deliver for the benefit of that financial institution any subordination agreement which is requested by such financial institution that is acceptable to the Company to evidence the subordination of the indebtedness under this Note to the Company's obligations to the financial institution.

         3. Non-Waiver. The failure of the Lender to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Lender, and no delays or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

         5. Collection Fees. In the event that any amount payable hereunder is not paid when due, the Company shall pay all of the unpaid principal and interest as well as all fees and expenses incurred by the Lender, including without limitation, all counsel and expert fees and expenses.

         6. Default. The following shall constitute default under this Note:

              6.1 Failure of the Company to make any payments when due of principal, interest or other costs, expenses or charges required under this Note; or

              6.2 Failure of the Company to comply with any other provisions of this Note, including without limitation the conversion rights granted to the Lender in Paragraph 2.

         7. Remedies Upon Default. Upon the occurrence of default under this Note, the entire principal balance of this Note and all interest and other costs, expenses and charges thereon automatically shall immediately become due and payable without notice or demand. This right shall be in addition to, and not in limitation of, any and all other rights and remedies available to the Lender at law or in equity.

         8. Waiver.

              8.1 The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note and the benefit of any statute of limitations with respect to any action to enforce this Note.

              8.2 The Lender acknowledges that the capitalization of the Company is minimal and waives any claim whatever against the officers, directors and shareholders of the Company which might arise on account of such limited capital. This Note is solely a corporate obligation of the Company and is in no way a personal obligation of the Company's officers, directors or shareholders.


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


         9. WAIVER OF TRIAL BY JURY. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY MATTER RELATING, DIRECTLY OR INDIRECTLY, TO THIS NOTE.

         10. Amendment. The terms and conditions of this Note shall not be waived, altered, modified, amended, supplemented or terminated in any matter whatsoever except by a written instrument, duly executed by the Lender and the Company.

         11. Binding Effect. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Lender, its successors, endorsees and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder.

         12. Invalidity. Any provision of this Note which may be determined by a court of competent authority to be prohibited or unenforceable in jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. Section and Paragraph Headings. The section and paragraph headings contained herein are for convenience only and shall not be construed as part of this Agreement.

         14. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Minnesota (without regard to principles of conflicts of laws).

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the day and year first above written.

                                       WTC INDUSTRIES, INC.


                                       By:  /s/ Gregory P. Jensen
                                           -------------------------------------

                                           Print Name: Gregory P. Jensen
                                           Title: Chief Financial Officer


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